UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): September 28, 2026

ChargePoint Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)
(408) 841-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On September 28, 2026, ChargePoint Holdings, Inc. (the “Company” or “ChargePoint”), entered into a Settlement Term Sheet (the “Term Sheet”) to settle the securities class action pending in the United States District Court for the Northern District of California (the “Court”), captioned Farooq Khan v. ChargePoint Holdings, Inc. et al., No. 5:23-cv-06172-NW (the “Securities Class Action” and the proposed settlement, the “Proposed Securities Settlement”).
The Company entered into the Proposed Securities Settlement to eliminate the uncertainty, burden, and expense of protracted litigation. The Proposed Securities Settlement does not assign or reflect any admission of wrongdoing or liability by the Company or the individual defendants, all of whom deny any wrongdoing. The Proposed Securities Settlement is subject in all respects to Court approval and there can be no assurance that the Court will approve the Proposed Securities Settlement.
If approved by the Court, the Proposed Securities Settlement will fully resolve the Securities Class Action claims against the Company and the individual defendants, ChargePoint’s former Chief Executive Officer, Pasquale Romano, its former Chief Financial Officer Rex Jackson, and its former Chief Commercial and Revenue Officer, Michael Hughes. As consideration for the Proposed Securities Settlement, the Company will cause to be paid a total cash settlement payment of $11,000,000 (the “Cash Payment”). The Cash Payment will be placed into an escrow account no later than 21 days following the latter of (1) preliminary approval of the Proposed Securities Settlement by the Court; or (2) receipt of complete payment instructions. The Company expects to execute a final Settlement Agreement and move for preliminary approval of the Proposed Securities Settlement within 30 calendar days of executing the Term Sheet.
Forward-Looking Statements
This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, the terms of the Proposed Securities Settlement as well as the expected timing and occurrence of the approval of the Proposed Securities Settlement. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) the Proposed Securities Settlement not being approved by the Court or otherwise not coming to final dismissal of all claims and uncertainty from Securities Class Action; (b) the Company’s ability to satisfy all the conditions of the Proposed Securities Settlement on the anticipated timeline or at all; (c) the Proposed Securities Settlement requiring more activity or expense than expected, including as it may affect the Company’s related recorded liability; (d) the Company’s ability to overcome any objections or appeals regarding the Proposed Securities Settlement; and (e) the potential adverse impact of the Securities Class Action on the Company’s results of operations, including revenue, operating income and cash flows from operations, and on its financial condition, including liquidity. Additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are described under the heading “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026, filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2026. Any forward-looking statement made by the Company is based only on information currently available and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Mansi Khetani
Name: Mansi Khetani
Title: Chief Financial Officer
Date: September 30, 2026